Exhibit 23(a)

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


DELOITTE &
 TOUCHE LLP        ------------------------------------------------------------
-----------        250 East Fifth Street              Telephone: (513) 784-7100
                   P.O. Box 5340
                   Cincinnati, Ohio 45202-5340


INDEPENDENT AUDITORS' CONSENT


The Procter & Gamble Company:

We consent to the incorporation by reference in this Registration Statement of The Procter & Gamble Company on Form S-8 of our report dated July 29, 1999, incorporated by reference in the Annual Report on Form 10-K of The Procter & Gamble Company for the year ended June 30, 1999, and to the reference to us under the heading "Experts" in the Registration Statement on Form S-8 (Registration No. 333-37905) incorporated by reference within this Registration Statement on Form S-8.

/s/DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP
April 12, 2000


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DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL
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